EXHIBIT 20.1


                         ANNUAL SERVICER'S CERTIFICATE

                         THE NEIMAN MARCUS GROUP, INC.

                 NEIMAN MARCUS GROUP CREDIT CARD MASTER TRUST

      The undersigned, a duly authorized representative of The Neiman Marcus Group, Inc., as Servicer ("NMG"), pursuant to the Pooling and Servicing Agreement dated as of March 1, 1995 (as may be amended and supplemented from time to time, the "Agreement"), among Neiman Marcus Funding Corporation, as Seller, NMG as Servicer, and The Chase Manhattan Bank, N.A., as Trustee, does hereby certify that:

      1. NMG is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

      3. A review of the activities of the Servicer during the fiscal year ended August 3, 1996, and of its performance under the Agreement was conducted under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the fiscal year ended August 3, 1996, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 1st day of November, 1996.


                                          THE NEIMAN MARCUS GROUP, INC.
                                                as Servicer,


                                          By:   /S/ Paul F. Gibbons
                                                Paul F. Gibbons
                                                Vice President and Treasurer

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